Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

RIGHTS AGREEMENT AND TAX BENEFITS PRESERVATION PLAN

This First Amendment (this “Amendment”) to the Amended and Restated Rights Agreement and Tax Benefits Preservation Plan, dated as of September 12, 2012, between Old Second Bancorp, Inc., a Delaware corporation (the “Company”), and Old Second National Bank, a national banking association headquartered in Aurora, Illinois, as Rights Agent (the “Rights Agent”), is entered into this 3rd day of April 2014,  between the Company and the Rights Agent.

RECITALS

A. On September 12, 2012, the parties hereto entered into that certain Amended and Restated Rights Agreement and Tax Benefits Preservation Plan (the “Rights Agreement”).

B. The Company is selling 13,500,000 shares of its common stock, $1.00 par value per share (the “Common Stock”), in a public offering (as well as up to an additional 2,025,000 shares of Common Stock upon the exercise of the underwriters’ over-allotment option) (the “Offering”).

C. Wellington Management Company, individually or through its affiliates  (collectively, “Wellington”), and Banc Funds Company LLC, individually or through its affiliates  (collectively, “Banc Funds”), wish to purchase shares of Common Stock in the Offering, which will result in Wellington and Banc Funds each owning individually 5% or more of the Company’s issued and outstanding Common Stock following the Offering.

D. The Company has determined, after consultation with its accountants and tax advisors, that the purchase by Wellington and Banc Funds of such shares of Common Stock in the Offering will not jeopardize or endanger the Company’s utilization of the Tax Benefits.

E. The parties hereto have agreed to amend the Rights Agreement to exempt Wellington’s and Banc Fund’s acquisition of Common Stock in the Offering and their purchase of additional shares of Common Stock from the Rights Agreement, subject to the terms of this Amendment.

F. All terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 27 of the Rights Agreement, the parties hereto agree as follows:

AGREEMENT

1. Amendments. Section 1(w) of the Rights Agreement is hereby amended by deleting Section 1(w) in its entirety and replacing it with the following:

“‘Exempt Person’ shall mean:

(i) The Company or any Subsidiary (as such term is defined herein) of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company;

(ii) Wellington Management Company and its Affiliates, provided that the Percentage Stock Ownership of Wellington Management Company or any Affiliate of Wellington Management Company, individually or in the aggregate, does not exceed 9.9%;  and

(iii) Banc Funds Company LLC and its Affiliates, provided that the Percentage Stock Ownership of Banc Funds Company LLC or any Affiliate of Banc Funds Company LLC, individually or in the aggregate, does not exceed 9.9%.”

2. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute but one and the same instrument.

3. Continuation.  Except as amended hereby, the Rights Agreement is hereby ratified and confirmed and shall continue in full force and effect.  Any reference to the Rights Agreement in any of the documents, instruments or agreements executed and/or delivered in connection with the Rights Agreement shall be deemed to be references to the Rights Agreement as amended by this Amendment.

4. Effectiveness.  This Amendment shall become effective when it shall have been executed by the parties set forth below and thereafter shall be binding upon and inure to the benefit of such parties and their respective successors and assigns.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to its laws of conflicts).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

/s/ William B. Skoglund
Old Second Bancorp, Inc. By:/s/ William B. Skoglund
Name:William B. Skoglund
Title:Chairman and Chief Executive Officer
Old Second National Bank, as Rights Agent
By: /s/ J. Douglas Cheatham
Name: J. Douglas Cheatham
Title:Executive Vice President and Chief Financial Officer